SECURITIES & EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported):  March 8, 2004

                                    A21, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

            Texas                       333-68213                74-2896910
--------------------------------  ------------------------   -----------------
(Jurisdiction  of Incorporation)  (Commission File Number)   (I.R.S. Employer
                                                               Identification
                                                                  Number)

     One Embarcadero Center, Suite 500, San Francisco, CA          94111
     ----------------------------------------------------         --------
          (Address of Principal Executive Offices)               (Zip Code)

       Registrant's Telephone Number, Including Area Code:  (415) 284-2121

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

      (a)(1) Effective March 2, 2004, Registrant dismissed Marcum & Kliegman LLP as Registrant's independent accountants, which action was approved by Registrant's Board of Directors as of March 1, 2004.

      Except as described in the following sentence, the report of Marcum & Kliegman LLP on the financial statements of Registrant for either of the past two fiscal years did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The report of Marcum & Kliegman LLP on the financial statements of Registrant for the fiscal years ended December 31, 2002 and 2001 and for the period from September 19, 2000 (date of inception) to December 31, 2002 do, however, contain an expression of substantial doubt regarding Registrant's ability to continue as a going concern.

      In addition, during Registrant's two most recent fiscal years and through March 2, 2004, there was no disagreement with Marcum & Kliegman LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

      Registrant requested that Marcum & Kliegman LLP furnish Registrant with a letter addressed to the Securities and Exchange Commission stating whether or not Marcum & Kliegman LLP agrees with the statements in this Item 4. A copy of Marcum & Kliegman LLP's response is attached as an exhibit to this Form 8-K.

      (a)(2) As of March 5, 2004, Eisner LLP was engaged as the Registrant's new independent accountants, commencing with the audit for the year ended December 31, 2003. During the two most recent fiscal years and the interim period preceding the engagement of Eisner, the Registrant did not consult with Eisner regarding any matter referred to in Regulation S-B, Item 302(a)(2).

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

      (c) Exhibits.

            The exhibits listed below are filed as part of this report:

            16.1  Letter of Marcum & Kliegman LLP

            99.1  Press Release, dated March 8, 2004.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        a21,  Inc
                                        (Registrant)


March 8, 2004                           By: /s/  Haim  Ariav
                                           -------------------------------------
                                           Haim  Ariav
                                           President


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